SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Mack-Cali Realty Corporation

(Name of Registrant as Specified In Its Charter)

Bow Street LLC

Bow Street Special Opportunities Fund XV, LP

A. Akiva Katz

Howard Shainker

Alan R. Batkin

Frederic Cumenal

MaryAnne Gilmartin

Nori Gerardo Lietz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY ADVISORY FIRM EGAN-JONES RECOMMENDS MACK-CALI SHAREHOLDERS VOTE BOW STREET’S GOLD PROXY CARD “FOR ALL” OF BOW STREET NOMINEES

Joins ISS and Glass Lewis in Recommending Mack-Cali Shareholders Vote Bow Street’s

GOLD Proxy Card

Bow Street Urges Mack-Cali Shareholders to VOTE GOLD TODAY “FOR ALL” Four of its Independent, Highly-Qualified Nominees

NEW YORK – June 10, 2019 – Bow Street LLC ("Bow Street"), a New York-based investment firm that beneficially owns approximately 4.5% of the outstanding shares of common stock of Mack-Cali Realty Corporation (“Mack-Cali” or the “Company”) (NYSE: CLI), today announced that a third leading independent proxy advisory firm, Egan-Jones Proxy Services (“Egan-Jones”), has recommended that Mack-Cali shareholders vote on the GOLD proxy card. Egan-Jones recommends shareholders vote the GOLD proxy card “FOR ALL” of Bow Street’s highly-qualified, independent director nominees – Alan Batkin, Frederic Cumenal, MaryAnne Gilmartin and Nori Gerardo Lietz – at Mack-Cali’s Annual Meeting of Shareholders to be held June 12, 2019. Two other leading proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co (“Glass Lewis”), have also recommended that Mack-Cali shareholders vote on Bow Street’s GOLD proxy card.

Akiva Katz and Howard Shainker, Managing Partners of Bow Street, said, “We are thrilled that all three leading independent proxy advisory firms, ISS, Glass Lewis, and Egan-Jones, agree that Bow Street’s nominees are needed in the Mack-Cali Boardroom. We are particularly pleased that Egan-Jones recommends Mack-Cali shareholders vote “FOR ALL” of Bow Street’s nominees, recognizing that a new set of qualified directors is not only long overdue, but also required to fix the status quo of underperformance and conduct an evaluation of strategic alternatives to create long-term value. We urge shareholders to follow Egan-Jones’ recommendation by voting today on the GOLD proxy card FOR ALL of Bow Street’s independent nominees, who will be fierce advocates for Mack-Cali shareholders and open to exploring all value-maximizing strategic alternatives.”

In making its recommendation “FOR ALL” of Bow Street’s nominees Egan-Jones noted*:

•	“We believe that a new set of qualified directors are needed to be elected in the Board, in order to conduct an evaluation of strategic alternatives that will lead to long-term value creation. In our view, the over-tenured members of the incumbent Board, are long overdue for replacement due to their slack performance and poor oversight.”

•	“In our view, the status quo of underperformance should be broken by electing new directors whose interests are aligned with the shareholders. We believe that an entrenched board contributed to the Company’s rising debt, wide NAV discount and below average stock performance.”

•	“The Company’s corporate governance structure should be fixed in order to restore credibility and integrity that will help Mack-Cali rebuild its reputation. If elected to the Board, we support the creation of a Strategic Review Committee composed of independent directors that will work on unlocking shareholder value.”

•	“Given the slate of nominees, the nominees appear qualified, and we recommend a vote FOR this Proposal on the GOLD proxy card provided by the dissident shareholders.”

Bow Street encourages all Mack-Cali shareholders to visit http://bowstreetllc.com/mack-cali/ to review additional information regarding THE CASE FOR CHANGE AT MACK-CALI.

*Bow Street has neither sought nor obtained consent from Egan-Jones to use previously published information in this press release.

Time is Short and Your Vote Is Important!

To ensure that your shares are voted at the meeting, please vote today by telephone or over the Internet.

Simply follow the easy instructions on the GOLD proxy card.

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-free: (877) 800-5182

Banks and Brokers May Call Collect: (212) 750-5833

REMEMBER:

Please simply discard any White proxy card that you may receive from Mack-Cali. Returning a White proxy card – even if you “withhold” on the Company's nominees – will revoke any vote you had previously submitted on Bow Street’s GOLD proxy card.

About Bow Street LLC

Founded in 2011, Bow Street is a New York-based investment manager that partners with institutional investors and family offices globally to invest opportunistically across public and private securities.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

(212) 257 4170

Investor Contacts

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

(212) 750 5833

Important Information

Bow Street LLC ("Bow Street"), A. Akiva Katz, Howard Shainker, Alan R. Batkin, Frederic Cumenal, MaryAnne Gilmartin, and Nori Gerardo Lietz (collectively, the "Participants") have filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of Mack-Cali Realty Corporation (the "Company"). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Innisfree M&A Incorporated.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Bow Street with the SEC on May 1, 2019. This document is available free of charge from the sources indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this presentation in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Bow Street disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results.